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EXHIBIT 10.1

PURCHASE AGREEMENT

    THIS PURCHASE AGREEMENT is made and entered into as of May 9, 2001 by and between Cerus Corporation, a Delaware corporation (the "Company") and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

    1.  Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 1,000,000 shares (the "Shares") of its common stock (the "Common Stock").

    2.  Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the number of Shares set forth on the signature page hereto at the purchase price set forth on such signature page (the "Purchase Price").

    3.  Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares (such payment and delivery hereinafter referred to as the "Closing") at 10:00 a.m., New York City time, on May 14, 2001, or at such other time on the same or such other date, not later than May 14, 2001, as shall be agreed by the Company and the Purchaser. The time and date of such payment are hereinafter referred to as the "Closing Date." Payment for the Shares shall be made by wire transfer of immediately available funds to such account or accounts specified by the Company.

    Certificates for the Shares shall be registered in the name of the Purchaser or if so indicated on the signature page hereto, in the name of a nominee designated by the Purchaser. The certificates evidencing the Shares shall be delivered to the Purchaser on the Closing Date, with any transfer taxes payable in connection with the transfer of the Shares to the Purchaser duly paid, against payment of the Purchase Price therefor.

    4.  Conditions to the Company's Obligations. The Company's obligation to issue and sell the Shares to the Purchaser is subject to the following conditions:

      (a) receipt by the Company of Federal or other immediately available funds in the full amount of the Purchase Price; and

      (b) accuracy of the representations and warranties made by the Purchaser and the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled prior to the Closing.

    5.  Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

      (a) The Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (b) The Purchaser shall have received on the Closing Date an opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Purchaser at the request of the Company and shall so state therein.

      (c) All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance to the Purchaser and its counsel.

      (d) No stockholder of the Company shall have any right (which has not been effectively waived) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement (as defined in Section 8(a)) to be filed by the Company on behalf of the Purchaser pursuant to Section 8(a).

    6.  Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Purchaser that as of the date of this Agreement:

      (a) The Company has filed with the Securities and Exchange Commission (the "Commission") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the 12 months preceding the date of this Agreement. The following documents (collectively, the "Exchange Act Documents") complied when filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and did not, when so filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading:

         (i) each of the Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K referred to in (ii) below;

        (ii) Annual Report on Form 10-K for the Year Ended December 31, 2000;

        (iii) Definitive Proxy Statement filed with the Commission on April 18, 2001; and

        (iv) All other documents, if any, filed by the Company with the Commission since December 31, 2000.

      (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own its property and to conduct its business as currently conducted and as described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

      (c) The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

      (d) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 11 hereof may be limited under applicable law.

      (e) The authorized capital stock of the Company conforms as to legal matters to the description (i) of the Common Stock contained in the Company's registration statement on Form 8-A, filed with the Commission on January 8, 1997 and (ii) of the preferred stock contained in the certificates of designation filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

      (g) The shares of common stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

      (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (i)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, except where the contravention of such agreement or other instrument (other than the certificate of incorporation or the bylaws)

  would not have a material adverse effect on the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the Company's obligations under Sections 8 and 10 of this Agreement.

      (j)  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, since December 31, 2000.

      (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings accurately described in all material respects in the Exchange Act Documents and proceedings that would not have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement to consummate the transactions contemplated by this Agreement.

      (l)  The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

      (m) To the best of the Company's knowledge, costs and liabilities, if any, associated with its compliance with Environmental Laws as currently in effect (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

      (n) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business in the manner described in the Exchange Act Documents; and, except as disclosed in the Exchange Act Documents, the Company has not received any notice of infringement or conflict with (and the Company does not know of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could reasonably be expected to result in a material adverse effect on the Company.

      (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to register as, an "investment company" as such term are defined in the Investment Company Act of 1940, as amended.

      (p) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), an "Affiliate") of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares; or (ii) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not, and will instruct its Affiliates not to, engage in any of the actions described in clauses (i) and (ii) of this paragraph.

      (q) Subject to the accuracy of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act.

      (r) The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing thereof on The Nasdaq National Market.

      (s) The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

      (t)  The Company is eligible to file a registration statement on Form S-3.

      (u) The Company shall, as soon as practicable following the execution of this and any other Agreements, publicly disclose the sale of Shares pursuant to such Agreements to the extent required by the Exchange Act and the applicable rules and regulations of the Commission thereunder; provided that, except as required by law, including specifically the rules, regulations and disclosure requirements under the Securities Act and Exchange Act, no disclosure will be made identifying the Purchaser.

    7.  Representations, Warranties and Covenants of the Purchaser.

    The Purchaser represents and warrants to, and covenants with, the Company that:

      (a) The Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB") and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

      (b) The Purchaser is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, other than as contemplated in Section 8 of this Agreement.

      (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (d) The Purchaser will have, on or prior to the Closing Date, furnished to the Company a fully completed Selling Stockholder Questionnaire attached as Appendix I hereto for use in preparation of the Registration Statement and all of the information contained therein will be true and correct as of the Closing Date.

      (e) The Purchaser will notify the Company immediately of any change in any such information until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective.

      (f)  In connection with its decision to purchase the number of Shares set forth on the signature page hereto, the Purchaser (i) has relied only upon the Exchange Act Documents, the representations and warranties of the Company contained herein and the information received pursuant to Section 7(a), and (ii) has not relied on any information or advice furnished by or on behalf of Morgan Stanley & Co. Incorporated.

      (g) The Purchaser will not make any sale of the Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT UNTIL THE PASSAGE OF TWO YEARS FROM MAY 14, 2001, PROVIDED PURCHASER IS NOT AN AFFILIATE OF THE COMPANY, UNLESS THE SECURITIES ARE OTHERWISE SOLD, TRANSFERRED OR ASSIGNED IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS."

  The Purchaser acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus (as defined in Section 11(a)) forming part of the Registration Statement, as set forth in Section 10.

      (h) The Purchaser will notify the Company promptly of the sale of any of its Shares, other than (i) sales pursuant to a Registration Statement contemplated in Section 8 of this Agreement and (ii) sales following termination of the transfer restrictions pursuant to Section 12, and the Purchaser will furnish any information reasonably requested by the Company, including an opinion of counsel reasonably satisfactory to the Company, to evidence the exemption from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and state securities laws, in reliance upon which such sales have been made.

      (i)  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 11 hereof may be limited under applicable law.

      (j)  The Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock, nor will the Purchaser engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Common Stock by the Purchaser or any person or entity. Such prohibited hedging or other transaction would include, without limitation, effecting any short sale or having in effect a short position (whether such short sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes or derives any significant part of its value from the Common Stock.

      (k) The Purchaser will hold in confidence all information concerning this Agreement and the placement of shares hereunder until the earlier of such time as the Company has made a public announcement concerning the Agreement and the placement of shares hereunder or this Agreement is terminated.

    8.  Shelf Registration. The Company shall:

      (a) use its best efforts to prepare and file or cause to be prepared and filed with the Commission as soon as practicable but in any event by the date (the "Filing Deadline Date") ten (10) days after the Closing Date, a registration statement (the "Registration Statement") registering the resale from time to time by the Purchaser of all of the Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Shares for resale by the Purchaser from time to time through the automated quotation system of The Nasdaq National Market or the facilities of a national security exchange on which the Common Stock is then traded, or in privately negotiated transactions. The Company shall use its reasonable efforts, subject to receipt of necessary information from the Purchaser, to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is ninety (90) days after the date the Registration Statement is filed.

      (b) Use all commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period not to exceed the earlier of (i) the second anniversary of the Closing Date, or (ii) such time as all Shares purchased by such Purchaser pursuant to this Agreement have been sold pursuant to a registration statement or pursuant to Rule 144 under the Securities Act (such period, the "Effectiveness Period"); cause the related prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

      (c) As promptly as practicable give notice to the Purchaser (i) when any Prospectus, Prospectus supplement or the Registration Statement or a post-effective amendment to the Registration Statement has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective.

      (d) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to the Purchaser of the withdrawal of any such order.

      (e) During the Effectiveness Period, deliver to the Purchaser in connection with any sale by the Purchaser of Shares pursuant to the Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Shares (including each preliminary prospectus) and any amendment or supplement thereto as such the Purchaser may reasonably request.

      (f)  File documents required of the Company for customary Blue Sky clearance in states specified in writing by the Purchaser; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

      (g) Bear all fees and expenses incurred in connection with the performance by the Company of its obligations under paragraphs (a) through (f) of this Section whether or not the Registration Statement is declared effective, other than fees and expenses, if any, of counsel or other advisors to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser.

      (h) Not allow any stockholders other than the Purchaser to include its shares in the Registration Statement.

    9.  Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline Date, then for each day following the Filing Deadline Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effectiveness Deadline Date, then for each day following the Effectiveness Deadline Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to 0.15% of the Purchase Price per week; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.

    The parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Purchaser from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

    The parties hereto agree that the liquidated damages provided for in this Section 9 constitute a reasonable estimate of the damages that may be incurred by the Purchaser by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

    10. Transfer of Shares After Registration; Suspension.

      (a) The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 8(a) and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

      (b) The Company shall, as promptly as practicable, give notice to the Purchaser (i) of any request, following the effectiveness of the Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the occurrence of a Material Event (as defined in Section 10(c)) and (v) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to paragraph 10(c)), state that it constitutes a Deferral Notice, in which event the provisions of Section 10(c) shall apply.

      (c) The Company shall, upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the related prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, subject to the next sentence, use its reasonable efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Purchaser that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, the Purchaser agrees not to sell any Shares pursuant to the Registration Statement until such Purchaser's receipt of copies of the supplemented or amended prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) and (B) above, as promptly as is practicable, and (y) in the case of clause (C) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter. The Company shall be entitled to exercise its right under this Section 10(c) to suspend the availability of the Registration Statement or any Prospectus no more than four (4) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall not exceed thirty (30) days. The period of any such Deferral Period shall be added to the period of time the Company has agreed to keep the Registration Statement effective. The Company shall use all commercially reasonable efforts to limit the duration and number of any Deferral Periods. The Purchaser hereby agrees that upon receipt of any Deferral Notice from the Company, the Purchaser shall, and shall cause each of its officers, directors, employees, affiliates, advisors, agents and representatives to, keep confidential all nonpublic information set forth in such notice including the existence or terms of such Deferral Notice.

    11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and including all material incorporated by reference in such prospectus (the "Prospectus") or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Purchaser furnished to the Company in writing by such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 7 and 10 hereof respecting resale of the Shares.

      (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors and its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities are caused by (i) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 7 and 10 hereof respecting resale of the Shares, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing by the Purchaser to the Company expressly for use in the Registration Statement or Prospectus.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent that the indemnification provided for under Section 11(a) or 11(b) is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions or other matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale pursuant to the Purchase Agreement (before deducting expenses and after deducting all placement agent fees) of the Shares to which such losses, claims, damages or liabilities relate. The relative benefits received by the Purchaser shall be deemed to be equal to the value of receiving Shares that are registered under the Securities Act. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Purchaser or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 11(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or equity.

      (f)  The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Purchaser contained in this Agreement shall survive the execution of this Agreement and shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, or the Company, or the Company's officers or directors or any person controlling the Company and (ii) the sale of any Shares by the Purchaser.

    12. Termination of Conditions and Obligations. The conditions precedent imposed by Sections 7, 8 and 10 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares (and any legend on the Shares will be removed by the Company) at such time as such Shares have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares, upon the passage of two years from the Closing Date, or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

    13. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish or make available to the Purchaser:

      (a) as soon as practicable after it is available (but in the case of the Company's Annual Report to Stockholders, within 90 days of each fiscal year of the Company), one copy of:

         (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

        (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K;

        (iii) its Quarterly Reports on Form 10-Q; and

        (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits unless specifically requested); and

      (b) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectus to supply to any other party requiring such Prospectus.

    14. Placement Agent's Fee. The Purchaser acknowledges that the Company intends to pay to Morgan Stanley & Co. Incorporated, in its capacity as the placement agent for the Shares, a fee in respect of the sale of the Shares to the Purchaser. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

    15. Rule 144. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with the Purchaser and take such further reasonable action as the Purchaser may reasonably request in writing (including, without limitation, making such reasonable representations as the Purchaser may reasonably request), all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of the Purchaser, the Company shall deliver to the Purchaser a written statement as to whether it has complied with such reporting requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 14 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

      (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

    16. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

      (a) if to the Purchaser, at its address on the signature page hereto;

      (b) if to the Company, to:

    Cerus Corporation
    Suite 300
    2525 Stanwell Drive
    Concord, California 94520
    Attn: Vice President, Legal Affairs

    with a copy to:

    Andrea Vachss, Esq.
    Cooley Godward LLP
    Five Palo Alto Square
    3000 El Camino Real
    Palo Alto, CA 94306
    Fax: (650) 849-7400

or to such other address as such person may have furnished to the other persons identified in this Section 16 in writing in accordance herewith.

    17. Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

    18. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and the Purchaser.

    19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

    20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York

    22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DWS Investment GmbH
	By:	/s/ Chi Tran Brandli
Name: Chi Tran Brandli
Title: AVP, Fund Manager Equities
		Address:	Gruneburgweg 113-115 D-60612 Frankfurt A.M. Germany
Number of Shares: 1,000,000
Aggregate Purchase Price: U.S. $52 Million
Tax ID No.:
Contact Name:
Telephone:
Name in which the Shares should be registered (if different):

Relationship between the Purchaser and the person or entity in whose name the Shares should be registered (if different):

Agreed to and Accepted by:
CERUS CORPORATION
	By:	/s/ Stephen T. Isaacs Name: Stephen T. Isaacs Title: Chief Executive Officer

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY

    The opinion of the counsel for the Company, to be delivered pursuant to Section 5(b) of the Purchase Agreement shall be to the effect that:

    (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and as described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in California and, to such counsel's knowledge, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

    (B) The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution in Section 11 thereof may be limited under applicable law.

    (C) The authorized capital stock of the Company conforms as to legal matters to the description (i) of the Common Stock contained in the Company's registration statement on Form 8-A, filed with the Commission on January 8, 1997 and (ii) of the preferred stock contained in the certificates of designation filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

    (D) The shares of common stock outstanding on the last business date immediately preceding the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

    (E) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

    (F) Based upon the representations, warranties and agreements of the Purchaser in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser under the Purchase Agreement to register the Shares under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Shares.

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PURCHASE AGREEMENT
OPINION OF COUNSEL FOR THE COMPANY